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                                                                   Exhibit 10.21

                               December 10, 2001

To:  Akorn, Inc.
     Akorn (New Jersey), Inc.

                     Re: Proposed Loan from NeoPharm, Inc.

Gentlemen:

     Reference is made to (i) the Forbearance Agreement dated as of July 12, 2001 (the "Forbearance Agreement"), by and among Akorn, Inc., a Louisiana corporation, Akorn (New Jersey), Inc., an Illinois corporation, and The Northern Trust Company, an Illinois banking corporation, and (ii) the "Credit Agreement" (as defined in the Forbearance Agreement). All capitalized terms used and not otherwise defined herein shall have the same meanings as in the Credit Agreement.

     You have advised us that the Borrowers propose to (i) obtain a loan from NeoPharm, Inc., a Delaware corporation ("NeoPharm"), in the principal amount of $3,250,000 (the "NeoPharm Loan"), pursuant to a Promissory Note in the form attached hereto as Exhibit A (the "NeoPharm Note"), and (ii) expend the proceeds of the NeoPharm Loan for the purpose of undertaking and completing the "Lyophilization Ramp-Up" (as defined in the NeoPharm Note). The NeoPharm Loan would be obtained, and the NeoPharm Note would be executed and delivered, in connection with a Processing Agreement between Akorn and NeoPharm in the form attached hereto as Exhibit B.

     The act of Akorn in obtaining and becoming obligated for the NeoPharm Loan, Akorn's execution and delivery of the NeoPharm Note, and Akorn's expenditures for the Lyophilization Ramp-Up will or may constitute a violation of one or more provisions of the Credit Agreement, and will or may cause one or more of the Forbearance Conditions (as defined in the Forbearance Agreement) to fail to be satisfied. You have requested that the Lender waive any such violation of the provisions of the Credit Agreement and any such failure of one or more of such Forbearance Conditions to be satisfied (the "Waiver").

     The Lender hereby grants the Waiver, but only on and subject to the following conditions:

          (i) The NeoPharm Loan will be on the terms and conditions set forth in the NeoPharm Note.

          (ii) Contemporaneously with the execution and delivery of this letter NeoPharm and the Borrowers enter into a Subordination, Standby and Intercreditor Agreement with the Lender in the form attached hereto as Exhibit C (the "NeoPharm Subordination Agreement").


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     (iii) The Waiver shall be in effect only so long as the NeoPharm
Subordination Agreement is in effect and there is no failure on the part of NeoPharm or either of the Borrowers to be in compliance with all of the terms and conditions of the NeoPharm Subordination Agreement.

     (iv) The Waiver shall apply only to the specific matters referred to in this letter and shall not extend or relate to any other related or unrelated matters, and neither the granting of the Waiver nor anything contained in this letter shall be construed to obligate the Lender to grant any other waivers to the Borrowers.

     (iv) The Borrowers hereby (A) confirm and reaffirm all of their obligations under the "Documents" (as defined in the Forbearance Agreement) and under the Forbearance Agreement; (B) acknowledge and agree that the Lender, by granting the Waiver, does not waive any existing or future default or event of default under any of the Documents or the Forbearance Agreement, or any rights or remedies under any of the Documents or the Forbearance Agreement, except as expressly provided herein; (C) acknowledge and agree that the Lender has not heretofore waived any default or event of default under any of the Documents, or any rights or remedies under any of the Documents, except as provided in the Forbearance Agreement; and (D) acknowledge that they do not have any defense, set-off or counterclaim to the payment or performance of any of their obligations under the Documents or other Forbearance Agreement.

     (v) The Borrowers shall expend the proceeds of the NeoPharm Loan solely to pay or reimburse costs incurred in connection with the Lyophilization Ramp-Up, and the Borrowers shall not expend any funds in excess of the proceeds of the NeoPharm Loan on the Lyophilization Ramp-Up.

     (vi) The Borrowers shall provide the Bank with reports no less often than once during each of the periods ending on the 15th day and the last day of each calendar month, commencing with the month of December, 2001, as to the progress of Lyophilization Ramp-Up, including, without limitation, information concerning the budget and time schedule and changes to the budget and time schedule for the Lyophilization Ramp-Up, contracts and commitments entered into, and payments made and scheduled to be made. To the extent that the Lyophilization Ramp-Up involves payment for labor, materials or property the furnishing of which could give rise to mechanics lien claims against the premises commonly known as 1222 West Grand, Decatur, Illinois, the Borrower shall make such payment only in exchange for waivers and releases of such mechanics lien claims, and at the time of making each such payment, the Borrowers shall furnish to the Bank a date down endorsement to Chicago Title Insurance Company Policy No. 120090185 insuring the Bank's mortgage on such property, covering the date of such payment and raising no exception for mechanics lien claims.

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If the foregoing terms are acceptable to you, please so indicate by signing below.

                                   Very truly yours,

                                   THE NORTHERN TRUST COMPANY

                                   /s/ Olga Georgiov

                                   Olga Georgiov
                                   Vice President


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